SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GEN CIGAR HLDG INC B

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/10/97            1,594-           22.6051
          GAMCO INVESTORS, INC.
                                 9/10/97            1,112-           22.6367
          GAMCO INVESTORS, INC.
                                 9/10/97            3,931-           22.3750
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE AFTER CONVERSION OF THE SHARES INTO CLASS A COMMON STOCK.

          (2) PRICE EXCLUDES COMMISSION.





                                       34